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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-33779 and 333-4333) and on Form S-8 (File
Nos. 33-38249, 33-26970, and 333-03975) of Tyco International Ltd. of our report dated July 10, 1997, our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd. (subsequently renamed Tyco International (US) Inc.) as of December 31, 1996 and for the years ended December 31, 1996 and June 30, 1995 (not presented separately herein), which report is included in this Current Report on Form 8-K.



                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 21, 1998